Exhibit 99.1

Press Release

Shire announces second quarter earnings and increases full year Non GAAP diluted EPS guidance to mid-to-high single digit growth.

July 23, 2015 – Shire (LSE: SHP, NASDAQ: SHPG) announces unaudited results for the three months to June 30, 2015.

Financial Highlights	Q2 2015	Growth(1)	Non GAAP CER(1)(2)
Product sales	$1,476 million	+0%	+6%
Product sales excluding INTUNIV®	$1,467 million	+7%	+12%
Total revenues	$1,558 million	+4%	+9%

Non GAAP operating income	$614 million	-3%	+0%
US GAAP operating income from continuing operations	$133 million	-61%(3)

Non GAAP EBITDA margin (excluding royalties & other revenues)(4)	39%	-5pps(5)
US GAAP net income margin(6)	10%	-25pps(3)

Non GAAP diluted earnings per ADS	$2.63	-2%	+3%
US GAAP diluted earnings per ADS	$0.81	-70%

Non GAAP cash generation	$505 million	-23%
Non GAAP free cash flow	$432 million	-48%
US GAAP net cash provided by operating activities	$452 million	-46%

(1) Percentages compare to equivalent 2014 period.

(2) On a Constant Exchange Rate (“CER”) basis, which is a Non GAAP measure.

(3) Q2 2015 includes a net charge of $243 million related to impairment of SHP625 & SHP608. Impairment charges of $523 million are partially offset by the associated credits of $280 million relating to a change in the fair value of contingent consideration liabilities.

(4) Non GAAP earnings before interest, tax, depreciation and amortization (“EBITDA”) as a percentage of product sales, excluding royalties and other revenues.

(5) Percentage point change (“PPS”).

(6) US GAAP net income as a percentage of total revenues.

The Non GAAP financial measures included within this release are explained on pages 29-30, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 21 - 26.

Highlights:

•	Q2 product sales growth of 7% excluding INTUNIV (12% on a Non GAAP CER basis); first half product sales excluding INTUNIV up 11% (16% on a Non GAAP CER basis)

•	Product sales this quarter driven by strong performance from VYVANSE®, FIRAZYR®, LIALDA®/MEZAVANT®

•	Early positive momentum from NPS Pharmaceuticals (“NPS”) products, NATPARA® and GATTEX®/REVESTIVE®; NPS commercial integration complete

•	Significant Q2 investment in future growth drivers including the launch of the Binge Eating Disorder (“BED”) adult indication, market expansion of VYVANSE in adults and behind GATTEX/REVESTIVE and NATPARA acquired with NPS

•	Innovative pipeline advancing, with SHP465 pediatric Phase 3 initiated ahead of schedule, favorable FDA feedback on path forward for Maribavir Phase 3, and OPUS 3 for lifitegrast fully enrolled

•	SHP625 Phase 2 studies in two rare cholestatic liver indications (PBC, PFIC) did not meet primary endpoints; totality of data under review to determine path forward
•	Non-cash impairments for SHP625 and SHP608 affect US GAAP operating income; payments related to purchase of NPS impact cash generation(1)
•	Non GAAP diluted earnings per ADS growth guidance increased to mid-to-high single digit percent range for the full year (2015)

(1) Q2 2015 includes a net charge of $243 million related to impairment of SHP625 & SHP608. Impairment charges of $523 million are partially offset by the associated credits of $280 million relating to a change in the fair value of contingent consideration liabilities.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Flemming Ornskov, M.D. Chief Executive Officer, commented:

Alongside our strong performance in the first half of 2015, we are progressing our transformation to becoming a leading global biotech company and are confident in delivering on our 10x20 ambitions. During the second quarter, we delivered 7% product sales growth on a reported basis and 12% on a Non GAAP CER basis, in both cases excluding INTUNIV. This is a solid performance, achieved amid continued investment in future innovation and growth drivers. I am especially pleased with the performance of VYVANSE both in the adult ADHD market and with the launch of the new adult indication for moderate to severe Binge Eating Disorder. The early performance of the products we gained from NPS underscores our ability to acquire and integrate assets and deliver value. Given our first half performance and confidence in the underlying business, we are increasing our full-year earnings guidance, and now expect Non GAAP diluted earnings per ADS growth to be in the mid-to-high single digit percent range for 2015. Additionally, we expect to meet our 10x20 target of $6.5 billion of product sales in 2016, and exceed it with the contribution from our recent acquisition of NPS.

2

FINANCIAL SUMMARY

Second Quarter 2015 Unaudited Results

	Q2 2015			Q2 2014
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,558	-	1,558	1,502	-	1,502
Operating income	133	481	614	338	292	630

Diluted earnings per ADS	$0.81	$1.82	$2.63	$2.66	$0.01	$2.67

•	Product sales excluding INTUNIV were up 7% (up 12% on a Non GAAP CER basis), with strong growth from VYVANSE(1) (up 18% to $425 million), LIALDA/MEZAVANT (up 10% to $158 million), and FIRAZYR (up 17% to $104 million). GATTEX/REVESTIVE continued to gain positive momentum with $37 million of sales and NATPARA had strong initial sales of $6 million.

•	Total product sales including INTUNIV were broadly flat on Q2 2014 (up 6% on a Non GAAP CER basis) at $1,476 million (Q2 2014: $1,470 million) as product sales in Q2 2015 were held back by significantly lower INTUNIV sales (down 91% to $9 million) following the introduction of generic competition from December 2014.

As expected, product sales growth in Q2 2015 was also held back by over 5 percentage points due to foreign exchange headwinds from the strong US dollar, primarily affecting sales of ELAPRASE®, REPLAGAL® and VPRIV®.

•	Total revenues were up 4% to $1,558 million (Q2 2014: $1,502 million), as Q2 2015 benefited from higher royalties, principally the first time inclusion of a full quarter of SENSIPAR® royalties acquired with NPS.

•	On a Non GAAP basis:

Operating income was down 3% to $614 million (Q2 2014: $630 million) as combined R&D and SG&A costs increased at a higher rate (up 16%) than total revenues (up 4%). Compared to Q2 2014, R&D costs increased by 14% and SG&A costs increased by 17%, in part due to the inclusion of a first full quarter of NPS operating costs.

Non GAAP EBITDA margin (excluding royalties and other revenues) was 39%, down 5 percentage points compared to Q2 2014 (Q2 2014: 44%), as we invested behind the launch of VYVANSE for the treatment of moderate to severe BED in adults, continued the progression of our pipeline and invested behind GATTEX and NATPARA acquired with NPS.

On a US GAAP basis (from continuing operations):

Operating income was down 61% to $133 million (Q2 2014: $338 million). US GAAP operating income in Q2 2015 was impacted by IPR&D impairment charges ($523 million) relating to SHP625(2) and SHP608(3), offset by the partial release of associated contingent consideration liabilities ($280 million).

•	Non GAAP diluted earnings per American Depository Share (“ADS”) decreased 2% to $2.63 (Q2 2014: $2.67) primarily due to the lower Non GAAP operating income partially offset by a lower effective tax rate on Non GAAP income.

On a US GAAP basis diluted earnings per ADS decreased 70% to $0.81 (Q2 2014: $2.66) primarily due to lower US GAAP operating income.

•	Cash generation, a Non GAAP measure, was 23% lower at $505 million (Q2 2014: $659 million). Underlying strong cash generation was held back by payments relating to the acquisition and integration of NPS and the timing of rebate payments in Q2 2015.

(1) Lisadexamfetamine dimesylate (“LDX”) currently marketed as VYVANSE in the US & Canada, VENVANSE® in Latin America and ELVANSE® in certain territories in the EU for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) and in the US for the treatment of moderate to severe Binge Eating Disorder in adults.

(2) For the treatment of Cholestatic Liver Disease.

(3) For the treatment of Dystrophic Epidermolysis Bullosa.

3

Free cash flow, a Non GAAP measure, was down 48% to $432 million (Q2 2014: $830 million), due to lower cash generation and when compared to Q2 2014 which includes the benefit of a $248 million repayment received from the Canadian revenue authorities.

On a US GAAP basis, net cash provided by operating activities was down 46% to $452 million (Q2 2014: $834 million), as Q2 2014 benefited from the $248 million repayment received from the Canadian revenue authorities.

•	Net debt, a Non GAAP measure, at June 30, 2015 was $2,253 million (December 31, 2014: Net cash of $2,119 million) reflecting the use of cash and cash equivalents and borrowings incurred to fund the acquisition of NPS.

On a US GAAP basis, cash and cash equivalents were $64 million at June 30, 2015 (December 31, 2014: $2,982 million).

OUTLOOK

Following our strong performance in the first half of 2015, we’ve increased our guidance for Non GAAP diluted earnings per ADS to mid-to-high single digits growth in 2015 (prior guidance: mid-single digits).

On a Non GAAP CER basis we now expect product sales growth in the high single digits (prior guidance: mid-to-high single digits). When excluding INTUNIV, we anticipate low teens product sales growth on a Non GAAP CER basis (prior guidance: low double digit).

We now anticipate product sales growth to increase 4-5% on a reported basis (prior guidance: low-to-mid single digits). We continue to expect product sales growth to be held back three to four percentage points by foreign exchange headwinds which continue to most significantly impact ELAPRASE, REPLAGAL and VPRIV sales.

Royalties and other revenues are now expected to increase by 45-55% in 2015 (prior guidance: 30-40% higher).

Our Non GAAP gross margin is expected to be in line with 2014 (2014: 85.8%).

We continue to expect combined Non GAAP R&D and SG&A to increase in the high single digits. We expect that operating cost growth will moderate in the second half of the year as we compare against higher 2014 comparatives.

We expect our Non GAAP net interest and other expense to be in line with 2014 levels.

For 2015, we expect our effective tax rate on Non GAAP income to be in the range of 15-17%, before reverting to the 17-19% range in 2016 and beyond.

Taken together, we’ve increased our earnings guidance for the full year 2015, and now expect to deliver Non GAAP diluted earnings per ADS growth in the mid-to-high single digits in 2015 (low double digit growth on a Non GAAP CER basis).

Additionally, we expect to meet our 10x20 target of $6.5 billion of product sales in 2016, and exceed it with the contribution from our recent acquisition of NPS.

4

SECOND QUARTER 2015 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

INTUNIV – for the treatment of ADHD in the European Union

•	The Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”) is expected to issue an opinion at its July meeting on whether to recommend a marketing authorization approval for the INTUNIV (guanfacine) extended release drug product, a non-stimulant proposed to treat ADHD in paediatric patients. The July CHMP meeting is held July 20-23, 2015.

RESOLOR – for the Symptomatic Treatment of Chronic Constipation in Men

•	On May 27, 2015 Shire received the EC decision amending the terms of the Resolor Marketing Authorisation to the use of RESOLOR in adults for the symptomatic treatment of chronic constipation for whom laxatives fail to provide adequate relief. In Europe, RESOLOR was initially approved for use in women only, so the new variation extends the use of this treatment to male patients.

VYVANSE – for the treatment of moderate to severe BED in adults

•	Topline results from a 39-week, long-term maintenance of efficacy study (SPD489-346) in adults with moderate to severe BED showed VYVANSE superior to placebo (p<.001) on the primary efficacy endpoint of time to relapse of binge eating symptoms. At the conclusion of the trial, patients continuing on VYVANSE had a lower proportion of relapse of 5/136 (3.7%) as compared to patients continuing on placebo 42/131 (32.1%).

•	The results of a separate, 12-month open-label safety extension study (SPD489-345) were generally consistent with the safety profile currently outlined in the United States Prescribing information.

•	Based on the results of these studies, the Company plans to submit a supplemental New Drug Application by year end to the US Food and Drug Administration (“FDA”). The FDA will evaluate adding this data to the current labeling for VYVANSE.

Pipeline

We continued to advance our broad and deep pipeline over the course of the second quarter.

SHP606 (lifitegrast) – for the treatment of Dry Eye Disease

•	Shire has fully enrolled a Phase 3 safety and efficacy study (OPUS-3) in support of potential US and potential international regulatory submissions. OPUS-3 is a multicenter, randomized, double-masked, placebo-controlled, parallel arm study with a 14 day open-label placebo screening run-in period followed by a 12 week randomized, masked treatment period with a primary efficacy endpoint in subjective patient reported symptoms of dry eye disease as measured by the eye dryness score.

5

SHP465 – for the treatment of adults with ADHD

•	On April 7, 2015 Shire announced that it had reached an agreement with the FDA on a clear regulatory path for SHP465. Shire has begun dosing patients in a Phase 3 study designed to evaluate the efficacy of SHP465 administered as a daily morning dose compared to a placebo in the treatment of children and adolescents (6-17 years of age inclusive) diagnosed with ADHD.

SHP620 (maribavir) – for the treatment of cytomegalovirus infection in transplant patients

•	In late June 2015, Shire conducted an end of Phase 2 meeting with the FDA and received further clarity on the path forward. Based on this feedback, Shire is considering progressing the program into Phase 3 in 2016.

SHP631 – for the treatment of both the central nervous system (“CNS”) and somatic manifestations in patients with Hunter syndrome (“MPS II”)

•	In Q2 2015, a Phase 1 trial of SHP631 (also known as AGT-182) was initiated. SHP631 is an investigational enzyme replacement therapy for the potential treatment of both the CNS and somatic manifestations in patients with MPS II.

SHP625 – for the treatment of cholestatic liver disease

•	In late May 2015, Shire received results from the CLARITY trial, a 13 week, double-blind, placebo-controlled Phase 2 study in combination with Ursodeoxycholic Acid in Primary Biliary Cirrhosis. SHP625 did not meet the primary endpoint as measured by change in pruritus or the secondary endpoint in level of liver disease as measured by alkaline phosphatase. However, there was a significant reduction in mean serum bile acid levels versus placebo.

•	In June 2015, Shire also received preliminary results from an interim analysis of the INDIGO study, a 72 week open label Phase 2 study in Progressive Familial Intraheptic Cholestatis. The interim analysis was based on the first 12 subjects who completed 13 weeks of treatment per protocol. SHP625 was well tolerated but there was no statistically significant reduction in mean serum bile levels from baseline. A change from baseline analysis was planned as there is no placebo treatment arm in this study. The changes from baseline for pruritus did reach statistical significance. 5 of the 20 patients who received the drug experienced sustained decreases from baseline in serum bile acids ranging from 86 to 99% and also experienced marked reductions in pruritus as evidenced by absence of or only mild scratching at their last evaluation in this ongoing study. In this subset of patients where biomarkers of liver damage were elevated at baseline, as assessed by alanine transaminase and Total Bilirubin, these values were normalized during the study. Shire continues to analyze the totality of the data to determine an appropriate path forward.

BOARD AND COMMITTEE CHANGES

On June 11, 2015 Shire announced the appointment of Olivier Bohuon to the Shire Board of Directors as a Non-Executive Director. Olivier will also be a member of the Science & Technology Committee of the Shire Board. Both appointments were effective from July 1, 2015.

DIVIDEND

In respect of the six months ended June 30, 2015 the Board resolved to pay an interim dividend of 4.21 US cents per Ordinary Share (2014: 3.83 US cents per Ordinary Share).

Dividend payments will be made in Pounds Sterling to holders of Ordinary Shares and in US Dollars to holders of ADSs. A dividend of 2.69(1) pence per Ordinary Share (an increase of 20% compared to 2014: 2.24 pence) and 12.63 US cents per ADS (an increase of 10% compared to 2014: 11.49 US cents) will be paid on October 2, 2015 to shareholders on the register as at the close of business on September 4, 2015.

(1) Translated using a GBP:USD exchange rate of 1.5631

6

ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations
- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157

Media
- Michele Galen	mgalen@shire.com	+1 781 482 1867
- Brooke Clarke	brclarke@shire.com	+44 1256 894 829

Dial in details for the live conference call for investors at 14:00 BST / 09:00 EDT on July 23, 2015:

UK dial in:	0808 237 0030 or 020 3139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	Click here
Password/Conf ID:	25841912#
Live Webcast:	Click here

The quarterly earnings presentation will be available today at 13:00 BST / 08:00 EDT on:

- Shire.com Investors section

- Shire's IR Briefcase in the iTunes Store

7

OVERVIEW OF SECOND QUARTER 2015 FINANCIAL RESULTS

1. Product sales

For the three months to June 30, 2015 product sales were broadly flat on Q2 2014 at $1,476 million (Q2 2014: $1,470 million) and represented 95% of total revenues (Q2 2014: 98%).

		Year on year growth			US Exit Market Share(2)
Product sales	Sales $M	Sales	Non GAAP CER(1)	US Rx(2)

VYVANSE	424.8	+18%	+20%	+8%	16%
LIALDA/MEZAVANT	157.9	+10%	+12%	+9%	35%
ELAPRASE	146.5	-4%	+9%	n/a(3)	n/a(3)
CINRYZE	138.8	+7%	+8%	n/a(3)	n/a(3)
REPLAGAL	116.9	-10%	+4%	n/a(4)	n/a(4)
FIRAZYR	104.1	+17%	+20%	n/a(3)	n/a(3)
ADDERALL XR®	86.0	-14%	-13%	+12%	5%
VPRIV	84.7	-6%	+3%	n/a(3)	n/a(3)
PENTASA®	66.3	+5%	+5%	-7%	12%
GATTEX/REVESTIVE®	37.3	n/a	n/a	n/a(3)	n/a(3)
INTUNIV	9.5	-91%	-90%	-65%	1%
NATPARA	5.9	n/a	n/a	n/a(3)	n/a(3)
OTHER	97.5	-13%	-2%	n/a	n/a
Total	1,476.2	0%	+6%

(1)	On a Constant Exchange Rate (“CER”) basis, which is a Non GAAP measure.

(2)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average US market share in the month ended June 30, 2015.

(3)	IMS NPA Data not available.

(4)	Not sold in the US in Q2 2015.

VYVANSE – ADHD and BED

VYVANSE product sales grew strongly (up 18%) in Q2 2015 compared to Q2 2014, primarily due to higher prescription demand in both the US and ROW markets and the benefit of a price increase taken since Q2 2014. Sales also benefited from higher stocking in Q2 2015 compared to Q2 2014. VYVANSE was made available in mid-February for moderate to severe BED in adults and we have been pleased with the overall increase in VYVANSE prescriptions since the product became available for that indication.

LIALDA/MEZAVANT – Ulcerative Colitis

Product sales for LIALDA/MEZAVANT in Q2 2015 were up 10%, primarily driven by higher prescription demand due to higher market share and the benefit of a price increase taken since Q2 2014. Growth was partially offset by higher sales deductions as a percentage of product sales.

ELAPRASE – Hunter syndrome

ELAPRASE product sales in Q2 2015 were down 4% compared to Q2 2014, reflecting the negative impact of foreign exchange movements partially offset by higher unit sales from an increase in the number of patients on therapy. On a Non GAAP CER basis ELAPRASE sales were up 9% compared to Q2 2014.

CINRYZE – for the prophylactic treatment of Hereditary Angioedema (“HAE”)

CINRYZE sales were up 7% on Q2 2014 (up 8% on a Non GAAP CER basis), primarily driven by strong growth in patients on therapy and the benefit of a price increase taken since Q2 2014, partially offset by destocking in the quarter.

8

REPLAGAL – Fabry disease

REPLAGAL sales were down 10% compared to Q2 2014, driven primarily by the negative impact of foreign exchange. On a Non GAAP CER basis REPLAGAL sales were up 4% compared to Q2 2014.

FIRAZYR – for the treatment of acute HAE attacks

FIRAZYR product sales were up 17% (up 20% on a Non GAAP CER basis), primarily due to growth in patients on therapy and a price increase taken in January 2015.

ADDERALL XR – ADHD

ADDERALL XR product sales were down 14% in Q2 2015, increased prescription demand (up 12%) was more than offset by the effect of higher sales deductions as a percentage of product sales in Q2 2015 compared to Q2 2014.

VPRIV – Gaucher disease

VPRIV product sales in Q2 2015 were down 6% (up 3% on a Non GAAP CER basis). Continued growth in the number of patients on therapy was more than offset by the negative impact of foreign exchange movements.

PENTASA – Ulcerative Colitis

PENTASA product sales increased in Q2 2015 (up 5%) driven by price increases taken since Q2 2014, partially offset by higher sales deductions as a percentage of product sales and a decrease in prescription demand.

GATTEX/REVESTIVE – Short Bowel Syndrome (“SBS”)

Shire acquired GATTEX/REVESTIVE through its acquisition of NPS on February 21, 2015, and recorded sales of $37 million in Q2 2015 (up 70% on a pro-forma basis(1)).

(1) Sales prior to February 21, 2015 were recorded by NPS, prior to the acquisition by Shire.

INTUNIV – ADHD

INTUNIV product sales were down 91% in Q2 2015 reflecting the impact of generic competitors in December 2014 and June 2015, which resulted in lower prescription demand and significantly higher sales deductions as a percentage of product sales.

NATPARA – Hypoparathyroidism

Shire made NATPARA available on April 1, 2015, after acquiring the product through its acquisition of NPS. In Q2 2015 sales of $6 million were recorded.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

SENSIPAR®		34.8	n/a	n/a
FOSRENOL®	1.00	10.8	+15%	+36%
3TC® and ZEFFIX®	1.00	10.5	+27%	+27%
ADDERALL XR	1.00	6.6	+45%	+45%
INTUNIV		6.1	n/a	n/a
Other	1.00	10.3	+47%	+50%
Total	1.00	79.1	+171%	+178%

 Royalty income increased by 171% in Q2 2015 due to the inclusion of royalty income receivable from Amgen for SENSIPAR (following the acquisition of NPS by Shire), and the royalties receivable from Actavis on its generic sales of INTUNIV.

9

3.	Financial details

Cost of product sales

	Q2 2015	% of product sales	Q2 2014	% of product sales
	$M		$M
Cost of product sales (US GAAP)	228.0	15%	277.0	19%
Unwind of inventory fair value step-up	(5.1)		(33.7)
Costs of employee retention awards following AbbVie's terminated offer for Shire	(2.8)		-
Depreciation	(13.1)		(17.8)
Cost of product sales (Non GAAP)	207.0	14%	225.5	15%

Non GAAP cost of product sales as a percentage of product sales decreased by 1 percentage point in Q2 2015 compared to the same period in 2014, reflecting lower inventory write-offs in Q2 2015.

US GAAP cost of product sales as a percentage of product sales decreased by 4 percentage points in Q2 2015 due to lower charges in relation to the unwind of the fair value adjustment on acquired inventories.

R&D

	Q2 2015	% of product sales	Q2 2014	% of product sales
	$M		$M
R&D (US GAAP)	775.9	53%	236.9	16%
Impairment of IPR&D intangible assets	(523.3)		(22.0)
Costs of employee retention awards following AbbVie's terminated offer for Shire	(5.7)		-
Depreciation	(8.9)		(5.8)
R&D (Non GAAP)	238.0	16%	209.1	14%

Non GAAP R&D increased by $28.9 million, or 14% in Q2 2015, due to the inclusion of a first full quarter of NPS R&D and continued investment in existing pipeline programs.

US GAAP R&D increased by $539.0 million, or 228% as Q2 2015 included intangible asset impairment charges related to the SHP625 IPR&D asset ($347 million), due to lower probability of regulatory approval following trial results, and impairment charges related to the SHP608 IPR&D asset ($177 million), due to pre-clinical toxicity findings.

SG&A

	Q2 2015	% of product sales	Q2 2014	% of product sales
	$M		$M
SG&A (US GAAP)	627.3	42%	496.2	34%
Intangible asset amortization	(131.3)		(61.2)
Legal and litigation costs	(1.9)		(2.2)
Costs incurred in connection with AbbVie’s terminated offer for Shire (including employee retention awards)	(17.5)		(19.1)
Depreciation	(17.9)		(21.1)
SG&A (Non GAAP)	458.7	31%	392.6	27%

Non GAAP SG&A increased by $66.1 million, or 17%, due to increased investment behind launches, including the successful launch of VYVANSE for the treatment of moderate to severe BED in adults, and the first time inclusion of a full quarter of NPS’s SG&A costs.

10

US GAAP SG&A increased by $131.1 million, or 26%, in part as a result of higher amortization charges on intangible assets acquired with NPS.

Gain on sale of product rights

For the three months to June 30, 2015 Shire recorded a net gain on sale of non-core product rights of $7.1 million (Q2 2014: $3.8 million) due primarily to the re-measurement of the contingent consideration receivable relating to the divestment of DAYTRANA.

Reorganization costs

For the three months to June 30, 2015 Shire recorded reorganization costs of $13.3 million (Q2 2014: $45.8 million). Costs in the second quarter of 2015 primarily related to the relocation of roles from Chesterbrook to Lexington.

Integration and acquisition costs

For the three months to June 30, 2015 Shire recorded a net credit for integration and acquisition costs of $212.4 million, which comprised integration and acquisition costs primarily related to NPS of $45.7 million and a net credit of $258.1 million for the change in fair value of contingent consideration liabilities, primarily relating to SHP625 (acquired with Lumena Pharmaceuticals, Inc.) and SHP608 (acquired with Lotus Tissue Repair Inc).

In Q2 2014 Shire recorded integration and acquisition costs of $112.1 million. This net charge included costs of $31.5 million related to the acquisition and integration of ViroPharma and $80.6 million relating to the change in fair values of contingent consideration liabilities.

Interest expense

For the three months to June 30, 2015 Shire incurred interest expense of $11.3 million (Q2 2014: $11.1 million). Interest expense in Q2 2015 primarily related to interest and the amortization of financing fees incurred on borrowings to fund the NPS acquisition. Interest expense in Q2 2014 principally related to interest and amortization of issue costs incurred on borrowings to fund the ViroPharma acquisition.

Taxation

The effective rate of tax on Non GAAP income in Q2 2015 was 13% (Q2 2014: 16%), and on a US GAAP basis the effective rate of tax was -37% (Q2 2014: -51%).

The effective rate of tax in Q2 2015 on Non GAAP income from continuing operations is lower than the same period in 2014 primarily due to the re-measurement of uncertain tax positions relating to ongoing tax audits and the release of certain valuation allowances in the quarter.

The effective rate of tax in Q2 2015 on US GAAP income from continuing operations is negative primarily due to the reduction in deferred tax liabilities in relation to the impairment of IPR&D intangible assets, the re-measurement of uncertain tax positions relating to ongoing tax audits and the release of certain valuation allowances all recognised during the quarter.

The effective rate of tax in Q2 2014 on US GAAP income was negative primarily due to the recognition of a net tax credit in relation to the settlement of tax positions with the Canadian revenue authorities.

Discontinued operations

The loss from discontinued operations for the three months to June 30, 2015 was $4.5 million net of tax (Q2 2014: $5.2 million) relating to costs associated with the divestment of the DERMAGRAFT business.

11

FINANCIAL INFORMATION

12

Unaudited US GAAP financial position as of June 30, 2015
Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	64.0	2,982.4
Restricted cash	74.0	54.6
Accounts receivable, net	1,099.2	1,035.1
Inventories	632.8	544.8
Deferred tax asset	455.4	344.7
Prepaid expenses and other current assets	221.6	221.5

Total current assets	2,547.0	5,183.1

Non-current assets:
Investments	50.0	43.7
Property, plant and equipment ("PP&E"), net	816.7	837.5
Goodwill	4,173.2	2,474.9
Other intangible assets, net	9,310.4	4,934.4
Deferred tax asset	107.9	112.1
Other non-current assets	25.3	46.4

Total assets	17,030.5	13,632.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,939.7	1,909.4
Short term borrowings	2,229.9	850.0
Other current liabilities	145.5	262.5

Total current liabilities	4,315.1	3,021.9

Non-current liabilities:
Long term borrowings	73.9	-
Deferred tax liability	2,808.4	1,210.6
Other non-current liabilities	718.7	736.7

Total liabilities	7,916.1	4,969.2

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 600.5 million shares issued and outstanding (2014: 1,000 million shares authorized; and 599.1 million shares issued and outstanding)	58.9	58.7
Additional paid-in capital	4,409.3	4,338.0
Treasury stock: 9.8 million shares (2014: 10.6 million)	(323.5)	(345.9)
Accumulated other comprehensive loss	(111.5)	(31.5)
Retained earnings	5,081.2	4,643.6

Total equity	9,114.4	8,662.9

Total liabilities and equity	17,030.5	13,632.1

13

Unaudited US GAAP results for the three months and six months to June 30, 2015
Consolidated Statements of Income

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M
Revenues:
Product sales	1,476.2	1,469.6	2,899.4	2,777.7
Royalties	79.1	29.2	141.9	61.5
Other revenues	2.3	3.3	4.7	9.7
Total revenues	1,557.6	1,502.1	3,046.0	2,848.9

Costs and expenses:
Cost of product sales	228.0	277.0	455.8	506.5
R&D(1)	775.9	236.9	969.6	597.4
SG&A(2)	627.3	496.2	1,133.9	926.5
Gain on sale of product rights	(7.1)	(3.8)	(12.3)	(40.2)
Reorganization costs	13.3	45.8	28.5	95.2
Integration and acquisition costs	(212.4)	112.1	(136.7)	118.7
Total operating expenses	1,425.0	1,164.2	2,438.8	2,204.1

Operating income from continuing operations	132.6	337.9	607.2	644.8

Interest income	0.6	18.7	2.6	19.2
Interest expense	(11.3)	(11.1)	(20.9)	(18.9)
Other (expense)/income, net	(2.0)	3.3	2.3	8.0
Total other (expense)/income, net	(12.7)	10.9	(16.0)	8.3

Income from continuing operations before income taxes and equity in earnings/(losses) of equity method investees	119.9	348.8	591.2	653.1
Income taxes	44.1	176.5	(13.3)	125.9
Equity in earnings/(losses) of equity method investees, net of taxes	0.1	3.0	(0.9)	2.4
Income from continuing operations, net of tax	164.1	528.3	577.0	781.4
Loss from discontinued operations, net of taxes	(4.5)	(5.2)	(7.0)	(27.9)
Net income	159.6	523.1	570.0	753.5

(1)	R&D costs include impairments of IPR&D intangible assets of $523.3 million for the three months to June 30, 2015 (2014: $22.0 million) and $523.3 million for the six months to June 30, 2015 (2014: $188.0 million).

(2)	SG&A costs include amortization of intangible assets relating to intellectual property rights acquired of $131.3 million for the three months to June 30, 2015 (2014: $61.2 million) and $219.6 million for the six months to June 30, 2015 (2014: $119.0 million).

14

Unaudited US GAAP results for the three months and six months to June 30, 2015
Consolidated Statements of Income (continued)

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
Earnings per Ordinary Share – basic
Earnings from continuing operations	27.8c	90.1c	97.8c	133.6c
Loss from discontinued operations	(0.8c)	(0.9c)	(1.2c)	(4.8c)

Earnings per Ordinary Share – basic	27.0c	89.2c	96.6c	128.8c

Earnings per ADS – basic	81.0c	267.6c	289.8c	386.4c

Earnings per Ordinary Share – diluted
Earnings from continuing operations	27.7c	89.5c	97.3c	132.3c
Loss from discontinued operations	(0.8c)	(0.9c)	(1.2c)	(4.7c)

Earnings per Ordinary Share – diluted	26.9c	88.6c	96.1c	127.6c

Earnings per ADS – diluted	80.7c	265.8c	288.3c	382.8c

Weighted average number of shares:
	Millions	Millions	Millions	Millions

Basic	590.5	586.4	589.8	585.3
Diluted	593.2	590.3	593.0	590.3

15

Unaudited US GAAP results for the three months and six months to June 30, 2015
Consolidated Statements of Cash Flows

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	159.6	523.1	570.0	753.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	171.2	108.3	291.8	204.8
Share based compensation	29.0	29.5	44.3	55.7
Change in fair value of contingent consideration	(258.1)	80.6	(255.7)	21.4
Impairment of intangible assets	523.3	22.0	523.3	188.0
Write down of assets	-	0.9	-	13.0
Gain on sale of product rights	(7.1)	(3.8)	(12.3)	(40.2)
Unwind of inventory fair value step-up	5.1	33.8	16.3	72.5
Other, net	10.0	16.2	11.1	14.1
Movement in deferred taxes	(96.0)	6.8	(79.4)	25.3
Equity in (earnings)/losses of equity method investees	(0.1)	(3.0)	0.9	(2.4)
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	0.2	40.0	(84.9)	(37.3)
Increase in sales deduction accrual	61.9	35.2	37.3	106.0
(Increase)/decrease in inventory	(15.4)	6.9	(37.4)	(11.7)
(Increase)/decrease in prepayments and other assets	(14.0)	(62.9)	28.4	(137.5)
(Decrease)/increase in accounts payable and other liabilities	(117.3)	0.4	(39.8)	(145.1)
Net cash provided by operating activities(A)	452.3	834.0	1,013.9	1,080.1

CASH FLOWS FROM INVESTING ACTIVITIES:

Movements in restricted cash	(5.0)	(1.8)	(19.5)	(11.9)
Purchases of subsidiary undertakings and businesses, net of cash acquired	(49.5)	(253.9)	(5,249.2)	(4,018.3)
Purchases of non-current investments	(2.4)	(2.8)	(4.9)	(3.1)
Purchases of PP&E	(20.5)	(3.8)	(39.8)	(19.1)
Proceeds from short-term investments	12.5	9.5	67.0	56.3
Proceeds from disposal of non-current investments	4.4	-	4.4	8.0
Proceeds received on sale of product rights	4.9	4.8	8.8	52.8
Other, net	(1.3)	0.1	(0.9)	(2.8)
Net cash used in investing activities(B)	(56.9)	(247.9)	(5,234.1)	(3,938.1)

16

Unaudited US GAAP results for the three months and six months to June 30, 2015
Consolidated Statements of Cash Flows (continued)

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from revolving line of credit, long term and short term borrowings	695.6	140.8	2,925.6	2,310.8
Repayment of revolving line of credit and short term borrowings	(995.7)	(601.4)	(1,530.9)	(1,251.6)
Repayment of debt acquired through business combinations	-	(17.6)	-	(551.5)
Proceeds from ViroPharma call options	-	-	-	346.7
Payment of dividend	(110.2)	(99.6)	(110.2)	(99.6)
Excess tax benefit associated with exercise of stock options	7.1	8.6	27.0	29.1
Contingent consideration payments	(2.1)	(2.5)	(4.5)	(10.3)
Other, net	(1.3)	(0.5)	(4.5)	(0.3)
Net cash (used in)/provided by financing activities(C)	(406.6)	(572.2)	1,302.5	773.3
Effect of foreign exchange rate changes on cash and cash equivalents (D)	0.9	0.6	(0.7)	(1.1)
Net (decrease)/increase in cash and cash equivalents(A) +(B) +(C) +(D)	(10.3)	14.5	(2,918.4)	(2,085.8)
Cash and cash equivalents at beginning of period	74.3	139.1	2,982.4	2,239.4
Cash and cash equivalents at end of period	64.0	153.6	64.0	153.6

17

Unaudited US GAAP results for the three months and six months to June 30, 2015

Selected Notes to the Financial Statements

(1) Earnings Per Share (“EPS”)

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M

Income from continuing operations	164.1	528.3	577.0	781.4
Loss from discontinued operations	(4.5)	(5.2)	(7.0)	(27.9)

Numerator for EPS	159.6	523.1	570.0	753.5

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(1)	590.5	586.4	589.8	585.3
Effect of dilutive shares:
Share based awards to employees(2)	2.7	3.9	3.2	5.0

Diluted	593.2	590.3	593.0	590.3

(1)	Excludes shares purchased by the EBT and under the share buy-back program and presented by Shire as treasury stock.

(2)	Calculated using the treasury stock method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	Millions	Millions	Millions	Millions
Share based awards to employees(1)	1.0	0.3	3.2	1.2

(1)	Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire’s average share price during the calculation period or (b) the required performance conditions were not satisfied as at the balance sheet date.

18

Unaudited US GAAP results for the three months to June 30, 2015

Selected Notes to the Financial Statements

(2) Analysis of revenues

3 months to June 30,	2015	2014	2015	2015
			%	% of total
	$M	$M	change	revenue
Net product sales:
VYVANSE	424.8	359.5	18%	27%
LIALDA/MEZAVANT	157.9	143.6	10%	10%
ELAPRASE	146.5	152.1	-4%	9%
CINRYZE	138.8	129.9	7%	9%
REPLAGAL	116.9	130.5	-10%	8%
FIRAZYR	104.1	89.0	17%	7%
ADDERALL XR	86.0	99.8	-14%	6%
VPRIV	84.7	89.7	-6%	5%
PENTASA	66.3	63.2	5%	4%
FOSRENOL	45.1	46.7	-3%	3%
GATTEX/REVESTIVE	37.3	-	n/a	2%
XAGRID	22.8	27.9	-18%	1%
INTUNIV	9.5	100.0	-91%	1%
NATPARA	5.9	-	n/a	<1%
Other product sales	29.6	37.7	-21%	2%
Total product sales	1,476.2	1,469.6	0%	95%
Royalties:
SENSIPAR	34.8	-	n/a	2%
FOSRENOL	10.8	9.4	15%	<1%
3TC and ZEFFIX	10.5	8.3	27%	<1%
ADDERALL XR	6.6	4.5	45%	<1%
INTUNIV	6.1	-	n/a	<1%
Other	10.3	7.0	47%	<1%
Total royalties	79.1	29.2	171%	5%
Other revenues	2.3	3.3	-30%	<1%
Total revenues	1,557.6	1,502.1	4%	100%

19

Unaudited US GAAP results for the six months to June 30, 2015

Selected Notes to the Financial Statements

(2) Analysis of revenues

6 months to June 30,	2015	2014	2015	2015
			%	% of total
	$M	$M	change	revenue
Net product sales:
VYVANSE	841.6	710.7	18%	28%
LIALDA/MEZAVANT	306.4	272.5	12%	10%
ELAPRASE	271.5	280.7	-3%	9%
CINRYZE	286.9	215.5	33%	9%
REPLAGAL	214.4	244.8	-12%	7%
FIRAZYR	196.6	163.9	20%	6%
ADDERALL XR	181.7	184.9	-2%	6%
VPRIV	171.1	176.6	-3%	6%
PENTASA	145.0	135.5	7%	5%
FOSRENOL	89.2	88.1	1%	3%
GATTEX/REVESTIVE	52.2	-	n/a	2%
XAGRID	48.1	55.0	-13%	2%
INTUNIV	26.9	182.3	-85%	1%
NATPARA	5.9	-	n/a	<1%
Other product sales	61.9	67.2	-8%	2%
Total product sales	2,899.4	2,777.7	4%	95%
Royalties:
SENSIPAR	45.2	-	n/a	1%
INTUNIV	27.8	-	n/a	1%
FOSRENOL	19.2	22.2	-14%	1%
3TC and ZEFFIX	18.0	15.8	14%	1%
ADDERALL XR	15.1	13.5	12%	<1%
Other	16.6	10.0	66%	<1%
Total royalties	141.9	61.5	131%	5%
Other revenues	4.7	9.7	-52%	<1%
Total revenues	3,046.0	2,848.9	7%	100%

20

Unaudited results for the three months to June 30, 2015

Non GAAP reconciliation

3 months to June 30, 2015	US GAAP	Adjustments						Non GAAP

		(a)	(b)	(c)	(d)	(e)	(f)
	$M	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,557.6	-	-	-	-	-	-	1,557.6

Costs and expenses:
Cost of product sales	228.0	-	(5.1)	-	-	(2.8)	(13.1)	207.0
R&D	775.9	(523.3)	-	-	-	(5.7)	(8.9)	238.0
SG&A	627.3	(131.3)	-	-	(1.9)	(17.5)	(17.9)	458.7
Gain on sale of product rights	(7.1)	-	-	7.1	-	-	-	-
Reorganization costs	13.3	-	-	(13.3)	-	-	-	-
Integration and acquisition costs	(212.4)	-	212.4	-	-	-	-	-
Depreciation	-	-	-	-	-	-	39.9	39.9
Total operating expenses	1,425.0	(654.6)	207.3	(6.2)	(1.9)	(26.0)	-	943.6

Operating income	132.6	654.6	(207.3)	6.2	1.9	26.0	-	614.0

Interest income	0.6	-	-	-	-	-	-	0.6
Interest expense	(11.3)	-	-	-	-	-	-	(11.3)
Other income, net	(2.0)	-	-	(3.7)	-	-	-	(5.7)
Total other expense, net	(12.7)	-	-	(3.7)	-	-	-	(16.4)
Income before income taxes and equity in earnings of equity method investees	119.9	654.6	(207.3)	2.5	1.9	26.0	-	597.6
Income taxes	44.1	(102.5)	(6.5)	(2.7)	(0.6)	(9.2)	-	(77.4)
Equity in earnings of equity method investees, net of tax	0.1	-	-	-	-	-	-	0.1
Income from continuing operations	164.1	552.1	(213.8)	(0.2)	1.3	16.8	-	520.3
Loss from discontinued operations, net of tax	(4.5)	-	-	4.5	-	-	-	-
Net income	159.6	552.1	(213.8)	4.3	1.3	16.8	-	520.3
Weighted average number of shares (millions) – diluted	593.2	-	-	-	-	-	-	593.2
Diluted earnings per ADS	80.7c	279.3c	(108.0c)	2.1c	0.6c	8.4c	-	263.1c

The following items are included in Adjustments:

(a)	Amortization and asset impairments: Impairment of SHP625 IPR&D intangible asset ($346.6 million), impairment of SHP608 IPR&D intangible asset ($176.7 million), amortization of intangible assets relating to intellectual property rights acquired ($131.3 million), and tax effect of adjustments;

(b)	Acquisition and integration activities: Unwind of NPS inventory fair value adjustments ($5.1 million), costs primarily associated with the acquisition and integration of NPS ($49.1 million), net credit associated with the integration of ViroPharma ($3.4 million) due to adjustments to estimates relating to an onerous lease provision, net credit related to the change in fair value of contingent consideration liabilities ($258.1 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Gain on re-measurement of DAYTRANA contingent consideration to fair value ($6.0 million), gain on disposal of non-core product rights ($1.1 million), costs relating to the One Shire reorganization, including costs relating to the relocation of staff from Chesterbrook to Lexington ($13.3 million), gain on sale of long-term investment ($3.7 million), tax effect of adjustments, and loss from discontinued operations, net of tax ($4.5 million);

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($1.9 million), and tax effect of adjustments;

(e)	Other: Costs associated with AbbVie’s terminated offer for Shire ($26.0 million), and tax effect of adjustments; and

(f)	Depreciation reclassification: Depreciation of $39.9 million included in Cost of product sales, R&D and SG&A for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the three months to June 30, 2014

Non GAAP reconciliation

3 months to June 30, 2014	US GAAP	Adjustments						Non GAAP

		(a)	(b)	(c)	(d)	(e)	(f)
	$M	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,502.1	-	-	-	-	-	-	1,502.1

Costs and expenses:
Cost of product sales	277.0	-	(33.7)	-	-	-	(17.8)	225.5
R&D	236.9	(22.0)	-	-	-	-	(5.8)	209.1
SG&A	496.2	(61.2)	-	-	(2.2)	(19.1)	(21.1)	392.6
Gain on sale of product rights	(3.8)	-	-	3.8	-	-	-	-
Reorganization costs	45.8	-	-	(45.8)	-	-	-	-
Integration and acquisition costs	112.1	-	(112.1)	-	-	-	-	-
Depreciation	-	-	-	-	-	-	44.7	44.7
Total operating expenses	1,164.2	(83.2)	(145.8)	(42.0)	(2.2)	(19.1)	-	871.9

Operating income	337.9	83.2	145.8	42.0	2.2	19.1	-	630.2

Interest income	18.7	-	-	-	-	(18.6)	-	0.1
Interest expense	(11.1)	-	-	-	-	-	-	(11.1)
Other income/(expense), net	3.3	-	-	-	-	-	-	3.3
Total other income/(expense), net	10.9	-	-	-	-	(18.6)	-	(7.7)
Income before income taxes and equity in earnings of equity method investees	348.8	83.2	145.8	42.0	2.2	0.5	-	622.5
Income taxes	176.5	(31.5)	(15.3)	(12.7)	(0.8)	(216.0)	-	(99.8)
Equity in earnings of equity method investees, net of tax	3.0	-	-	-	-	-	-	3.0
Income from continuing operations	528.3	51.7	130.5	29.3	1.4	(215.5)	-	525.7
Loss from discontinued operations, net of tax	(5.2)	-	-	5.2	-	-	-	-
Net income	523.1	51.7	130.5	34.5	1.4	(215.5)	-	525.7
Weighted average number of shares (millions) – diluted	590.3	-	-	-	-	-	-	590.3
Diluted earnings per ADS	265.8c	26.5c	66.4c	17.5c	0.6c	(109.5c)	-	267.3c

The following items are included in Adjustments:

(a)	Amortization and asset impairments: Impairment of IPR&D intangible asset ($22.0 million), amortization of intangible assets relating to intellectual property rights acquired ($61.2 million), and tax effect of adjustments;

(b)	Acquisition and integration activities: Unwind of ViroPharma inventory fair value adjustments ($33.7 million), costs primarily associated with the acquisition and integration of ViroPharma ($31.5 million), net charge related to the change in fair value of contingent consideration liabilities ($80.6 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Gain on re-measurement of DAYTRANA contingent consideration to fair value ($3.8 million), costs relating to the One Shire reorganization ($45.8 million), tax effect of adjustments, and loss from discontinued operations, net of tax ($5.2 million);

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($2.2 million), and tax effect of adjustments;

(e)	Other: Net income tax credit related to the settlement of certain tax positions with the Canadian revenue authorities ($216.0 million), related interest income received in respect of cash deposited with the Canadian revenue authorities ($18.6 million), costs associated with AbbVie’s terminated offer for Shire ($19.1 million), and tax effect adjustments; and

(f)	Depreciation reclassification: Depreciation of $44.7 million included in Cost of product sales, R&D and SG&A for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the six months to June 30, 2015

Non GAAP reconciliation

6 months to June 30, 2015	US GAAP	Adjustments						Non GAAP

		(a)	(b)	(c)	(d)	(e)	(f)
	$M	$M	$M	$M	$M	$M	$M	$M
Total revenues	3,046.0	-	-	-	-	-	-	3,046.0

Costs and expenses:
Cost of product sales	455.8	-	(16.3)	-	-	(5.5)	(24.8)	409.2
R&D	969.6	(523.3)	-	-	-	(11.5)	(11.7)	423.1
SG&A	1,133.9	(219.6)	-	-	(2.7)	(31.0)	(35.7)	844.9
Gain on sale of product rights	(12.3)	-	-	12.3	-	-	-	-
Reorganization costs	28.5	-	-	(28.5)	-	-	-	-
Integration and acquisition costs	(136.7)	-	136.7	-	-	-	-	-
Depreciation	-	-	-	-	-	-	72.2	72.2
Total operating expenses	2,438.8	(742.9)	120.4	(16.2)	(2.7)	(48.0)	-	1,749.4

Operating income	607.2	742.9	(120.4)	16.2	2.7	48.0	-	1,296.6

Interest income	2.6	-	-	-	-	(1.1)	-	1.5
Interest expense	(20.9)	-	-	-	-	-	-	(20.9)
Other income/(expense), net	2.3	-	-	(3.7)	-	-	-	(1.4)
Total other expense, net	(16.0)	-	-	(3.7)	-	(1.1)	-	(20.8)
Income before income taxes and equity in losses of equity method investees	591.2	742.9	(120.4)	12.5	2.7	46.9	-	1,275.8
Income taxes	(13.3)	(135.6)	(20.1)	(7.1)	(1.0)	(17.0)	-	(194.1)
Equity in losses of equity method investees, net of tax	(0.9)	-	-	-	-	-	-	(0.9)
Income from continuing operations	577.0	607.3	(140.5)	5.4	1.7	29.9	-	1,080.8
Loss from discontinued operations, net of tax	(7.0)	-	-	7.0	-	-	-	-
Net income	570.0	607.3	(140.5)	12.4	1.7	29.9	-	1,080.8
Weighted average number of shares (millions) – diluted	593.0	-	-	-	-	-	-	593.0
Diluted earnings per ADS	288.3c	307.3c	(71.0c)	6.4c	0.9c	15.0c	-	546.9c

The following items are included in Adjustments:

(a)	Amortization and asset impairments: Impairment of SHP625 IPR&D intangible asset ($346.6 million), impairment of SHP608 IPR&D intangible asset ($176.7 million), amortization of intangible assets relating to intellectual property rights acquired ($219.6 million), and tax effect of adjustments;

(b)	Acquisitions and integration activities: Unwind of NPS inventory fair value adjustments ($15.0 million), unwind of ViroPharma inventory fair value adjustments ($1.3 million), costs associated with acquisition and integration activities, principally NPS ($119.0 million), net credit related to the change in fair values of contingent consideration liabilities ($255.7 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Net gain on divestment of non-core product rights and on re-measurement of DAYTRANA contingent consideration to fair value ($11.2 million), gain on disposal of non-core product rights ($1.1 million), costs relating to the One Shire reorganization, including costs relating to the relocation of staff from Chesterbrook to Lexington ($28.5 million), gain on sale of long term investments ($3.7 million), tax effect of adjustments and loss from discontinued operations, net of tax ($7.0 million);

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($2.7 million), and tax effect of adjustments;

(e)	Other: Costs associated with AbbVie’s terminated offer for Shire ($48.0 million), interest income received in respect of cash deposited with the Canadian revenue authorities ($1.1 million); and

(f)	Depreciation reclassification: Depreciation of $72.2 million included in Cost of product sales, R&D and SG&A for US GAAP separately disclosed for the presentation of Non GAAP earnings.

23

Unaudited results for the six months to June 30, 2014

Non GAAP reconciliation

6 months to June 30, 2014	US GAAP	Adjustments						Non GAAP

		(a)	(b)	(c)	(d)	(e)	(f)
	$M	$M	$M	$M	$M	$M	$M	$M
Total revenues	2,848.9	-	-	-	-	-	-	2,848.9

Costs and expenses:
Cost of product sales	506.5	-	(72.5)	-	-	-	(28.0)	406.0
R&D	597.4	(188.0)	-	-	-	-	(11.6)	397.8
SG&A	926.5	(119.0)	-	-	(3.9)	(19.1)	(41.9)	742.6
Gain on sale of product rights	(40.2)	-	-	40.2	-	-	-	-
Reorganization costs	95.2	-	-	(95.2)	-	-	-	-
Integration and acquisition costs	118.7	-	(118.7)	-	-	-	-	-
Depreciation	-	-	-	-	-	-	81.5	81.5
Total operating expenses	2,204.1	(307.0)	(191.2)	(55.0)	(3.9)	(19.1)	-	1,627.9

Operating income	644.8	307.0	191.2	55.0	3.9	19.1	-	1,221.0

Interest income	19.2	-	-	-	-	(18.6)	-	0.6
Interest expense	(18.9)	-	-	-	-	-	-	(18.9)
Other expense, net	8.0	-	-	(5.0)	-	-	-	3.0
Total other expense, net	8.3	-	-	(5.0)	-	(18.6)	-	(15.3)
Income before income taxes and equity in earnings of equity method investees	653.1	307.0	191.2	50.0	3.9	0.5	-	1,205.7
Income taxes	125.9	(76.0)	(25.5)	(25.4)	(1.4)	(216.0)	-	(218.4)
Equity in earnings of equity method investees, net of tax	2.4	-	-	-	-	-	-	2.4
Income from continuing operations	781.4	231.0	165.7	24.6	2.5	(215.5)	-	989.7
Loss from discontinued operations, net of tax	(27.9)	-	-	27.9	-	-	-	-
Net income	753.5	231.0	165.7	52.5	2.5	(215.5)	-	989.7
Weighted average number of shares (millions) – diluted	590.3	-	-	-	-	-	-	590.3
Diluted earnings per ADS	382.8c	117.4c	84.4c	26.8c	1.2c	(109.5c)	-	503.1c

The following items are included in Adjustments:

(a)	Amortization and asset impairments: Impairment of IPR&D intangible assets ($188.0 million), amortization of intangible assets relating to intellectual property rights acquired ($119.0 million), and tax effect of adjustments;

(b)	Acquisitions and integration activities: Unwind of ViroPharma inventory fair value adjustments ($72.5 million), costs primarily associated with the acquisition of ViroPharma ($97.3 million), charge related to the change in fair values of contingent consideration liabilities ($21.4 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Gain on sale of CALCICHEW product rights and on re-measurement of DAYTRANA contingent consideration to fair value ($40.2 million), costs relating to the One Shire reorganization ($95.2 million), gain on sale of long term investments ($5.0 million), tax effect of adjustments and loss from discontinued operations, net of tax ($27.9 million);

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($3.9 million), and tax effect of adjustments;

(e)	Other: Net income tax credit related to the settlement of certain tax positions with the Canadian revenue authorities ($216.0 million), related interest income received in respect of cash deposited with the Canadian revenue authorities ($18.6 million), costs associated with AbbVie’s terminated offer for Shire ($19.1 million), and tax effect of adjustment; and

(f)	Depreciation reclassification: Depreciation of $81.5 million included in Cost of product sales, R&D and SG&A for US GAAP separately disclosed for the presentation of Non GAAP earnings.

24

Unaudited results for the three months and six months to June 30, 2015

Non GAAP reconciliation

The following table reconciles US GAAP net income to Non GAAP EBITDA:

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M
US GAAP Net Income	159.6	523.1	570.0	753.5
(Deduct) / add back:
Loss from discontinued operations, net of tax	4.5	5.2	7.0	27.9
Equity in (earnings)/losses of equity method investees, net of taxes	(0.1)	(3.0)	0.9	(2.4)
Income taxes	(44.1)	(176.5)	13.3	(125.9)
Other expense/ (income), net	2.0	(3.3)	(2.3)	(8.0)
Interest expense	11.3	11.1	20.9	18.9
Interest income	(0.6)	(18.7)	(2.6)	(19.2)

US GAAP Operating income from continuing operations	132.6	337.9	607.2	644.8

Amortization	131.3	61.2	219.6	119.0
Depreciation	39.9	44.7	72.2	81.5
Asset impairments	523.3	22.0	523.3	188.0
Acquisition and integration activities	(207.3)	145.8	(120.4)	191.2
Divestments, reorganizations and discontinued operations	6.2	42.0	16.2	55.0
Legal and litigation costs	1.9	2.2	2.7	3.9
Other	26.0	19.1	48.0	19.1

Non GAAP EBITDA	653.9	674.9	1,368.8	1,302.5

Depreciation	(39.9)	(44.7)	(72.2)	(81.5)

Non GAAP Operating income from continuing operations	614.0	630.2	1,296.6	1,221.0

Net income margin(1)	10%	35%	19%	26%

Non GAAP EBITDA margin(2)	39%	44%	42%	44%

(1) Net income as a percentage of total revenues

(2) Non GAAP EBITDA as a percentage of product sales, excluding royalties and other revenues

25

Unaudited results for the three months and six months to June 30, 2015

Non GAAP reconciliation

The following table reconciles US GAAP product sales to Non GAAP Gross Margin:

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M
US GAAP Product Sales	1,476.2	1,469.6	2,899.4	2,777.7
(Deduct) / add back:
Cost of product sales (US GAAP)	(228.0)	(277.0)	(455.8)	(506.5)
Unwind of inventory fair value step-up	5.1	33.7	16.3	72.5
Costs of employee retention awards following AbbVie's terminated offer for Shire	2.8	-	5.5	-
Depreciation	13.1	17.8	24.8	28.0
Non GAAP Gross Margin	1,269.2	1,244.1	2,490.2	2,371.7

Non GAAP Gross Margin % (1)	86.0%	84.7%	85.9%	85.4%

(1) Gross Product Margin as a percentage of product sales

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M
Net cash provided by operating activities	452.3	834.0	1,013.9	1,080.1
Tax and interest payments, net	53.0	72.6	7.2	157.8
Receipt from the Canadian revenue authorities	-	(248.0)	-	(248.0)
Non GAAP cash generation	505.3	658.6	1,021.1	989.9

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cash flow:

	3 months to June 30,		6 months to June 30,
	2015	2014	2015	2014
	$M	$M	$M	$M
Net cash provided by operating activities	452.3	834.0	1,013.9	1,080.1
Capital expenditure	(20.5)	(3.8)	(39.8)	(19.1)
Non GAAP free cash flow	431.8	830.2	974.1	1,061.0

Non GAAP net (debt)/cash comprises:

	June 30,	December 31,
	2015	2014
	$M	$M
Cash and cash equivalents	64.0	2,982.4

Long term borrowings	(73.9)	-
Short term borrowings	(2,229.9)	(850.0)
Other debt	(13.6)	(13.7)
Non GAAP net (debt)/cash	(2,253.4)	2,118.7

26

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

27

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts, including without limitation statements concerning our 10x20 ambitions and targets, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for Shire's products may affect future revenues, financial condition and results of operations;

•	Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial condition or results of operations;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire faces intense competition for highly qualified personnel from other companies and organizations. Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of NPS Pharmaceuticals Inc. may adversely affect Shire’s financial condition and results of operations; and

other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including those risks outlined in “Item 1A: Risk Factors” in Shire’s Annual Report on Form 10-K for the year ended December 31, 2014.

28

NON GAAP MEASURES

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings/(losses) of equity method investees (“effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP gross margin; Non GAAP R&D; Non GAAP SG&A; Non GAAP other income/(expense); Non GAAP interest income; Non GAAP cash generation; Non GAAP free cash flow, Non GAAP net cash/(debt), Non GAAP EBITDA and Non GAAP EBITDA margin (excluding royalties and other revenues)(1). These Non GAAP measures exclude the effect of certain cash and non-cash items that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating Non GAAP earnings for both 2015 and 2014, and from our Outlook:

Amortization and asset impairments:

•	Intangible asset amortization and impairment charges; and

•	Other than temporary impairment of investments.

Acquisitions and integration activities:

•	Up-front payments and milestones in respect of in-licensed and acquired products;

•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;

•	Costs associated with the integration of companies; and

•	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:

•	Gains and losses on the sale of non-core assets;

•	Costs associated with restructuring and reorganization activities;

•	Termination costs; and

•	Income/(losses) from discontinued operations.

Legal and litigation costs:

•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Other:

•	Net income tax credit (being income tax, interest and estimated penalties) related to the settlement of certain tax positions with the Canadian revenue authorities;

•	Costs associated with AbbVie’s terminated offer for Shire, including costs of employee retention awards; and

•	Break fee received in relation to AbbVie’s terminated offer for Shire.

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2015 and 2014 Non GAAP earnings.

(1) Non GAAP EBITDA (as calculated on page 25 of this announcement) as a percentage of product sales, excluding royalties and other revenues.

29

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 21 to 26.

Growth at CER, which is a Non GAAP measure, is computed by restating 2015 results using average 2014 foreign exchange rates for the relevant period.

Average exchange rates used by Shire for the six months to June 30, 2015 were $1.53:£1.00 and $1.13:€1.00 (2014: $1.67:£1.00 and $1.37:€1.00). Average exchange rates used by Shire for Q2 2015 were $1.52:£1.00 and $1.10:€1.00 (2014: $1.68:£1.00 and $1.38:€1.00).

TRADE MARKS

All trade marks designated ® and ™ used in this press release are trade marks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trade marks of GlaxoSmithKline, PENTASA® which is a trade mark of FERRING B.V. Corp, LIALDA® which is a trade mark of Nogra International Limited, MEZAVANT® which is a trade mark of Guiliani International Limited, CALCICHEW® which is a trade mark of Takeda and DAYTRANA® which is a trade mark of Noven Pharmaceutical Inc. Certain trade marks of Shire plc or companies within the Shire group are set out in Shire’s most recent Annual Report on Form 10-K for the year ended December 31, 2014.

30